EX-35.2
(logo) AURORA LOAN SERVICES
A Lehman Brothers Company

Depositor: Structured Asset Securities Corporation
           745 Seventh Avenue 8th Floor
           New York, NY 10019

Trustee:   Wells Fargo Bank, N.A.
           9062 Old Annapolis Road
           Columbia, MD 21045

Securities Administrator:

Subject:        Annual Officer's Certification
Fiscal Year:    2007
Securitization: LMT 2007-5

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan Services LLC (the "Master Servicer"), do certify the following for the Calendar Year 2007:

1. A review of the activities of the Master Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the "reporting period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.

Certified by: AURORA LOAN SERVICES LLC


By: /s/ E. Todd Whittemore

Name: E. Todd Whittemore
Title: Executive Vice President


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